UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Boot Barn Holdings, Inc. (the “Company”) announced that to mitigate the financial impact of the COVID-19 outbreak on the Company it had implemented temporary reductions in the base salaries of its executives. Effective April 12, 2020, the base salaries of James Conroy, President and Chief Executive Officer, and all other named executive officers and other senior executives at the Company, will be temporarily reduced 50% and 25%, respectively. The Company has also deferred until no later than September 1, 2020, the payment of any annual cash performance bonuses to the management team for the fiscal year ended March 28, 2020. These actions were approved by the Board and the Compensation Committee as of April 7, 2020. Mr. Conroy and the other named executive officers have consented to these actions pursuant to Notices and Consents to Temporary Salary Reductions, copies of which are filed as exhibits to this Current Report and incorporated by reference herein.

The non-employee members of the Board of Directors have also agreed to waive the current quarter’s payment of their annual cash retainer.

Item 8.01. Other Events.

As a result of lower store traffic and temporary closures of certain stores due to the COVID-19 outbreak, the Company has reduced its hours of operations and the hours of its store associates. Additionally, the Company has furloughed approximately 40% of the employees at its central office location, distribution centers, and stores.

The Company is withdrawing its guidance for the fiscal fourth quarter and fiscal year ended March 28, 2020 issued on February 4, 2020, as management expects the COVID-19 outbreak to have a material adverse impact on the Company’s financial results.

This Current Report contains forward-looking statements that are subject to risks and uncertainties (some of which are beyond the Company’s control) and assumptions, including but not limited to the risks discussed under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this Current Report after the date hereof.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Notice and Consent to Temporary Salary Adjustment, dated as of April 7, 2020, between Boot Barn Holdings, Inc. and James G. Conroy
Exhibit 10.2	Notice and Consent to Temporary Salary Adjustment, dated as of April 7, 2020, between Boot Barn Holdings, Inc. and Laurie Grijalva
Exhibit 10.3	Form of Notice and Consent to Temporary Salary Adjustment, dated as of April 7, 2020, between Boot Barn Holdings, Inc. and each of Gregory V. Hackman, John Hazen and Michael A. Love
Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: April 9, 2020	By:	/s/ Gregory V. Hackman
Name: Gregory V. Hackman
Title: Chief Financial Officer